Exhibit 99.1

NATIONAL HOLDINGS CORPORATION POSTS POSITIVE NET INCOME AND ADJUSTED EBITDA FOR THIRD QUARTER

Despite lower revenue, market conditions favoring higher margin retail brokerage and investment banking business propel National Holdings Corporation

New York, New York, August 15, 2012 -- National Holdings Corporation (OTCBB: NHLD.OB), a full service investment banking company operating through its wholly-owned subsidiaries, reported earnings for its third fiscal quarter ended June 30, 2012.

Total revenues decreased by $950,000, or 3%, for the third quarter ended June 30, 2012 to $31,090,000 from $32,040,000 for the same period in 2011. In the first nine months of fiscal year 2012, total revenues decreased $10,970,000, or 11%, to $89,697,000 from $100,667,000 in the first nine months of fiscal year 2011.

The decrease in revenues is primarily due to a less favorable market condition for corporate securities resulting in a lower volume of transactions made on behalf of our clients, offset by an increase in investment banking.

“Despite somewhat lower revenues, we are very pleased that we generated a positive adjusted EBITDA (please refer to the reconciliation of net income to EBITDA, as adjusted, attached to this press release) of $1,247,000 for the third fiscal quarter ended June 30, 2012, which is $795,000 more than the adjusted EBITDA of approximately $452,000 for the third quarter ended June 30, 2011,” stated Mark Goldwasser, Chief Executive Officer. “We are delighted to report positive net income of $661,000 for third quarter as well as adjusted EBITDA of $1,052,000 for the nine months ended June 30, 2012 and we remain committed to managing our overhead and reducing inefficiencies with a view towards expanding through acquisitions and organic growth as well as through the recruitment of strategic producers.”

“We are making progress in moving our business mix and margins in the right direction,” stated Robert Fagenson, Executive Co-Chairman. “With market conditions and investor confidence still going through an extremely difficult period, I think the team has done an outstanding job in maintaining positive earnings and EBITDA. We continue to focus on leveraging our strong retail distribution network with the expansion of our syndicate, market making, investment banking and investment advisory services.”

The Company reported a net income of $661,000 in the third quarter of fiscal year 2012 compared to a net loss of $326,000 in the third quarter of fiscal year 2011.  The net income attributable to common stockholders in the third quarter of fiscal year 2012 was $661,000, or $0.03 per common share, basic and 0.02 per common share, diluted, as compared to a net loss attributable to common stockholders in the third quarter of fiscal year 2011 of $429,000, or $0.02 per common share. The net loss attributable to common stockholders for the third quarter of both fiscal year 2012 and 2011 each reflects $0 and $103,000 of cumulative preferred stock dividends on the Company’s Series A preferred stock, respectively.

The Company reported a net loss of $2,109,000 for the nine months ended June 30, 2012 compared to a net loss of $2,381,000 for the nine months ended June 30, 2011. The net loss attributable to common stockholders for the nine months was $2,202,000, or a loss of $0.09 per common share, as compared to a net loss attributable to common stockholders for the same nine months of fiscal year 2011 of $2,691,000, or $0.06 per common share. This loss consisted of a Net Loss from Operations for the nine months ended June 30, 2012 of $1,066,000 as compared to a loss of $802,000 for the same period in 2011. The Company took a non-cash charge of $1,051,000 due to a loss on the disposition of unconsolidated joint venture for the nine months ended June 30, 2012 for which there was no comparable charge for the nine months ending June 30, 2011. The Company took a non-cash charge of $1,603,000 due to an increase in the fair value of a derivative liability for the nine months ended June 30, 2011 for which there was no comparable charge for the nine months ending June 30, 2012. The net loss attributable to common stockholders for the nine months ended June 30, 2012 and 2011 reflects $93,000 and $310,000 of cumulative preferred stock dividends on the Company’s Series A preferred stock, respectively.

About National Holdings Corporation

With anticipated annual revenues of approximately $120 million for the fiscal year 2012 and over 1,000 independent advisors, brokers, traders, sales associates and support personnel, the Company is a leading Independent Advisor and Broker services company. As the migration of financial advisors from traditional wire houses, such as Merrill Lynch and Morgan Stanley (NYSE:MS) to Independent Advisors and Brokers, such as the Company and LPL Financial (NASDAQ:LPLA) accelerates, the Company's open architecture, high pay-out percentage, top tier compliance, supervision and operations are attractive to those advisors and brokers who want their independence but also want the support and product offerings of a larger firm.

National Holdings Corporation is a holding company for National Securities Corporation, vFinance Investments, Inc., EquityStation, Inc., National Asset Management, Inc., and National Insurance Corporation. National Securities, vFinance and EquityStation are broker-dealers registered with the Securities and Exchange Commission (“SEC”), and members of FINRA and SIPC. National Securities and vFinance are also members of the NFA. National Asset Management is a federally-registered investment adviser. National Insurance provides a full array of fixed insurance products to its clients. For more information, please visit our website at www.nhldcorp.com.

Safe Harbor Statements

This release contains forward-looking statements within the meaning of the federal securities laws. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Information on significant potential risks and uncertainties that may also cause differences includes, but is not limited to, those mentioned by National Holdings from time to time in their filings with the SEC. The words “may,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “could,” “would,” “should,” “seek,” “continue,” “pursue” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. National Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may be disclosed from time to time in our SEC filings or otherwise, including the factors discussed in Item 1A, Risk Factors, of our Annual Report on Form 10-K and in or periodic reports on Form 10-Q, and, therefore, readers should not place undue reliance on these forward-looking statements.

CONTACTS:

Mark Goldwasser
Chief Executive Officer
Tel: 212-417-8210

Robert Fagenson
Executive Co-Chairman
Tel: 212-847-3200

NATIONAL HOLDINGS CORPORATION
(CONSOLIDATED)
FINANCIAL HIGHLIGHTS

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
	2012	2011	2012	2011

Revenues	$31,090,000	$32,040,000	$89,697,000	$100,667,000

Net loss	(661,000)	(326,000)	(2,109,000)	(2,381,000)

Preferred stock dividends	-	(103,000)	(93,000)	(310,000)

Net loss attributable to common stockholders	(661,000)	(429,000)	(2,202,000)	(2,691,000)

Loss per share attributable to common stockholders - Basic *	$0.03	$(0.02)	$(0.09)	$(0.06)

Loss per share attributable to common stockholders - Diluted *	$0.02	$(0.02)	$(0.09)	$(0.06)

Weighted average number of shares outstanding - Basic	26,088,530	20,446,704	24,597,181	19,444,396

Weighted average number of shares outstanding - Diluted	45,380,222	20,446,704	24,597,181	19,444,396

* See Notes to Financial Statements in Form 10Q for the Quarter ended June 30, 2012 for Net Loss per Common Share Calculation

Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for non-cash compensation expense and amortization of forgivable loans, is a key metric the Company uses in evaluating its financial performance. EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC pursuant to the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted with forgivable loan amortization, an important measure of its ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA, as adjusted, eliminates the non-cash effect of tangible asset depreciation and amortization of intangible assets and stock-based compensation. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Net income (loss), as reported	$661,000	$(326,000)	$(2,109,000)	$(2,381,000)
Interest expense	213,000	280,000	764,000	864,000
Taxes	34,000	46,000	116,000	110,000
Depreciation	122,000	151,000	410,000	478,000
Amortization	155,000	155,000	466,000	489,000
EBITDA	1,185,000	306,000	(353,000)	(440,000)
Non-cash compensation expense	1,000	58,000	10,000	258,000
Non-cash other administrative expense	-	-	140,000	-
Forgivable loan write down	61,000	88,000	204,000	316,000
Loss on disposition of joint venture	-	-	1,051,000	-
Change in fair value of derivative	-	-	-	1,603,000
EBITDA, as adjusted	$1,247,000	$452,000	$1,052,000	$1,737,000